[VITALE CATURANO LOGO]


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





To the Shareholders and Board of Directors of the DCM Series Trust, the DCM Growth Fund:



As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made as part of this registration statement.



                                              /s/ Vitale, Caturano and Co., P.C.


                                              VITALE, CATURANO AND CO., P.C.

                                              October 7, 1999
                                              Boston, Massachusetts







Certified Public Accountants
and Business Advisors

210 Commercial Street
Boston, Massachusetts 02109-1314
(617) 912-9000 - Fax (617) 912-9001


Member
----------------------------
Division for CPA Firms AICPA